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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-32306), (Form S-3 No. 333-37464), (Form S-3 No.
333-63246) and (Form S-3 No. 333-52996) of Viragen, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-50403) pertaining to the Viragen, Inc. Amended 1997 Stock Option Plan, (Form S-8 No. 333-60131) pertaining to the Viragen, Inc. 1995 Stock Option Plan, Employment Contracts with Key Executives and Stock Option Agreements with Directors of Viragen, Inc., (Form S-8 No. 333-18197) pertaining to the Consulting Agreement with Girmon Investment Co., Limited and Common Stock Purchase Option Granted to Key Employee and (Form S-8 No. 333-37466) pertaining to the Compensatory Stock Options and Warrants Granted to Consultants and Stock Option Agreement with a Key Executive of our report dated June 18, 2001 (except for the second paragraph of Note 1, as to which the date is September 28, 2001), with respect to the consolidated financial statements of BioNative AB for the years ended December 31, 2000 and 1999, included in Viragen Inc.'s Current Report on Form 8-K/A dated December 11, 2001.

                                            /s/Ernst & Young AB

Umea, Sweden
December 10, 2001